UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

maryland

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PrD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PrE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	ABR-PrF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2022, Arbor Realty Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, Arbor Realty Limited Partnership and Raymond James & Associates, Inc., as underwriter (the “Underwriter”), for the issuance and sale by the Company of 3,100,000 additional shares of its 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), at a public offering price of $24.20 per share. The Underwriters agreed to purchase the Series F Preferred Stock from the Company at a price of $23.4377 per share, resulting in approximately $72.6 million of total net proceeds, after deducting underwriting discounts and the estimated expenses of the offering, to the Company. In addition, the Company granted the Underwriter an option for 30 days to purchase up to an additional 465,000 shares of the Series F Preferred Stock, solely to cover over-allotments. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and certain affiliated entities and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. The offering is expected to close on February 7, 2022, subject to customary closing conditions.

The additional shares of Series F Preferred Stock constitute an additional issuance to the 8,050,000 Series F Preferred Stock that the Company previously issued on October 12, 2021 (the “Outstanding Series F Preferred Stock”). The Series F Preferred Stock will be treated as a single series with and have the same terms as the Outstanding Series F Preferred Stock.

The offer and sale of the Series F Preferred Stock are being made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-242377), each of which have been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated January 31, 2022, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Raymond James & Associates, Inc.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: February 3, 2022